As filed with the Securities and Exchange Commission on July 1, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	05-0412693
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Citizens Plaza

Providence, RI 02903

(203) 900-6715

(Address of Principal Executive Offices, Including Zip Code)

Amended and Restated Citizens Financial Group, Inc. 2014 Employee Stock Purchase Plan

(Full title of the plan)

Polly N. Klane, General Counsel and Chief Legal Officer

Citizens Financial Group, Inc.

One Citizens Plaza

Providence, RI 02903

(203) 900-6902

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is being filed by Citizens Financial Group, Inc. (the “Registrant” or the “Company”) for the purpose of registering 5,377,615 additional shares of its common stock, par value $0.01 per share (“Common Stock”) issuable under the Amended and Restated Citizens Financial Group, Inc. 2014 Employee Stock Purchase Plan (the “ESPP”).

At a meeting held on February 15, 2024, the board of directors adopted a resolution approving the ESPP and directing that the ESPP be submitted to the shareholders at the 2024 annual meeting of shareholders. On April 25, 2024, the shareholders approved the ESPP as adopted by the board of directors, which will be effective as of July 1, 2024.

In accordance with General Instruction E of Form S-8, the contents of the registration statement of the Company on Form S-8 (File No. 333-198966) which was filed with the Securities and Exchange Commission (the “Commission”) on September 26, 2014, including any amendments thereto or filings incorporated therein, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 16, 2024;

(b) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the Commission on May 6, 2024;

(c) The Company’s Current Reports on Form 8-K filed with the Commission on January 18, 2024; January 23, 2024; February 16, 2024; April 18, 2024; April 25, 2024; April 26, 2024; May 16, 2024; May 23, 2024; June 12, 2024; and June 14, 2024;

(d) Description of the Company’s common stock, par value $0.01 per share, contained in Registration Statement on Form 8-A, relating to the Company’s common stock, filed on September 19, 2014.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number

4.1	Amended and Restated Certificate of Incorporation of Citizens Financial Group, Inc., dated April 28, 2022 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed April 29, 2022)

4.2	Certificate of Designations of Citizens Financial Group, Inc. with respect to the 7.375% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series H, dated May 17, 2024, filed with the Secretary of State of the State of Delaware and effective May 17, 2024 (incorporated herein by reference to Exhibit 3.2 of the Registration Statement on Form 8-A, filed May 23, 2024)

4.3	Amended and Restated Bylaws of Citizens Financial Group, Inc. (as amended and restated on February 16, 2023) (incorporated herein by reference to Exhibit 3.2 to the Annual Report on Form 10-K, filed February 17, 2023)

4.4	Amended and Restated Citizens Financial Group, Inc. 2014 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q, filed May 6, 2024)

5.1	Opinion of Sullivan & Cromwell LLP*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1)

24.1	Power of Attorney*

107	Filing Fee Table*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ C. Jack Read
Name: C. Jack Read
Executive Vice President, Chief Accounting Officer and Controller

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date first written above.

/s/ Bruce Van Saun
Bruce Van Saun*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Director)

/s/ John F. Woods
John F. Woods*	Vice Chair and Chief Financial Officer (Principal Financial Officer)

/s/ C. Jack Read
C. Jack Read*	Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ Lee Alexander
Lee Alexander*	Director

/s/ Tracy A. Atkinson
Tracy A. Atkinson*	Director

/s/ Christine M. Cumming
Christine M. Cumming*	Director

/s/ Kevin Cummings
Kevin Cummings*	Director

/s/ William P. Hankowsky
William P. Hankowsky*	Director

/s/ Edward J. Kelly III Edward J. Kelly III*	Director

/s/ Robert G. Leary
Robert G. Leary*	Director

/s/ Terrance J. Lillis
Terrance J. Lillis*	Director

/s/ Michele N. Siekerka
Michele N. Siekerka*	Director

/s/ Christopher J. Swift
Christopher J. Swift*	Director

/s/ Wendy A. Watson
Wendy A. Watson*	Director

/s/ Marita Zuraitis
Marita Zuraitis*	Director

*	By power of attorney

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